UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2009
ORGANIC ALLIANCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53545	20-0853334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Monterey Street, Suite 202 Salinas, CA 93901
(Address of principal executive offices)
(831) 240.0295
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Page

Item 8.01 Other Events – Loans from Officer and Directors	3

Item 9.01 Promissory Note Agreements.	3

SIGNATURES	4

Item 8.01  Other Events

On December 10h 2009, the management of Organic Alliance Inc. (the “Company”) announced receiving a new loan from Mr. Parker Booth, the Company’s President and COO, for $50,000 and consolidated his previous note dated August 13, 2009 into a single promissory note totaling $443,500 that pays interest at 5% and matures on December 31, 2010.  In addition, Mr. Booth will receive an equity interest of 2,668,747 restricted shares of the Company’s common stock.

In four separate transactions, three Directors loaned the Company funds.

On October 16, 2009, Mike Rosenthal, Director, loaned the Company $100,000 payable with interest at 5% and a maturity date of March 31, 2010.  In addition, Mr. Rosenthal will receive an equity interest of 750,000 restricted shares of the Company’s common stock.

On November 30, 2009, Tom Morison, Chairman, loaned the Company $10,000 payable with interest at 5% and a maturity date of June 30, 2010.  In addition, Mr. Morrison will receive an equity interest of 55,400 restricted shares of the Company’s common stock.

On December 11, 2009, Dr. Corey Ruth, Director, loaned the Company $50,000 payable with interest at 5% and a maturity date of February 4, 2010.  In addition, Dr. Ruth will receive an equity interest of 200,000 restricted shares of the Company’s common stock.

On December 11, 2009, Mike Rosenthal, Director, loaned the Company $30,000 payable with interest at 5% and a maturity date of March 31, 2010.  In addition, Mr. Rosenthal will receive an equity interest of 200,000 restricted shares of the Company’s common stock.

All proceeds from the above loans will be used for the Company’s working capital.

Item 9.01	Exhibits Filed.

(d) Exhibits.

Exhibit Number	Description
99.1	Promissory Note - Parker Booth dated December 10, 2009
99.2	Promissory Note - Mike Rosenthal dated October 16, 2009
99.3	Promissory Note - Tom Morison dated November 30, 2009
99.4	Promissory Note - Dr. Corey Ruth dated December 11, 2009
99.5	Promissory Note - Mike Rosenthal dated December 11, 2009

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: February 2, 2010	ORGANIC ALLIANCE, INC.

By: /s/ Tom Morrison
Tom Morrison, Chairman of the Board of Directors

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